Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE
April 13, 2011	Contact: Michael M. Larsen
Vice President and CFO
(610) 249-2002
GARDNER DENVER, INC. APPOINTS PRESIDENT, INDUSTRIAL PRODUCTS GROUP
WAYNE, PA, April 13, 2011— Gardner Denver, Inc. (NYSE: GDI) today announced the appointment of Christopher R. Celtruda as Vice President, Gardner Denver, Inc. and President, Industrial Products Group effective April 26, 2011. Mr. Celtruda will be based in Gardner Denver’s global headquarters in Wayne, PA.
Prior to joining Gardner Denver, Mr. Celtruda was employed by CIRCOR International, Inc. as Group Vice President for the global Aerospace Products Group. CIRCOR provides valves and other highly engineered products and subsystems that provide flow management for the aerospace, energy and industrial markets. Mr. Celtruda was instrumental in promoting growth within the CIRCOR Aerospace franchise via acquisition and investment in both new product development and operational excellence.
Prior to joining CIRCOR, Mr. Celtruda spent more than 12 years with Honeywell and the former Allied Signal in a variety of operational and business leadership roles within the aerospace group. These roles included Director of the Engine Systems Integrated Supply Chain, General Manager for the Engine Fuel Control business and additional business leadership roles in Factory Repositioning, New Product Development and Product Management.
Mr. Celtruda began his career with the General Dynamics Corporation and is a Six Sigma Black Belt. He holds a Bachelor of Science degree in Mechanical Engineering from the University of Maine and an M.B.A. from the W.P. Carey School of Business at the Arizona State University.
“I am very pleased that Chris has decided to join Gardner Denver,” said Barry L. Pennypacker, Gardner Denver’s President and Chief Executive Officer. “He brings a breadth of operational leadership experience that has been accumulated during his career at Honeywell and CIRCOR and inherits a strong leadership team that has made significant improvements to the Industrial Products Group over the past three years. The outstanding experience and new perspective that Chris brings, when combined with the existing leadership at IPG, will continue to drive operational excellence through the Gardner Denver

Way: accelerating organic growth; expanding our aftermarket revenues; increasing operating margins; and leading the industry in innovative products.”
“I am excited about the opportunity to join Gardner Denver and to build upon the strong legacy of innovation and operational excellence,” said Mr. Celtruda. “I am looking forward to immersing myself in the Industrial Products Group value stream and connecting with the global team to build customer relationships and drive plans for future growth.”
Gardner Denver, Inc., with 2010 revenues of approximately $1.9 billion, is a leading worldwide manufacturer of highly engineered products, including compressors, liquid ring pumps and blowers for various industrial, medical, environmental, transportation and process applications, pumps used in the petroleum and industrial market segments and other fluid transfer equipment, such as loading arms and dry break couplers, serving chemical, petroleum and food industries. Gardner Denver’s news releases are available by visiting the Investors section on the Company’s website (www.GardnerDenver.com).
Cautionary Statement Regarding Forward-Looking Statements
All of the statements in this release, other than historical facts, are forward-looking statements made in reliance upon the safe harbor of the Private Securities Litigation Reform Act of 1995. As a general matter, forward-looking statements are those focused upon anticipated events or trends, expectations, and beliefs relating to matters that are not historical in nature. Such forward-looking statements are subject to uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the control of the Company. The actual future performance of the Company could differ materially from such statements. Risks that could cause results to differ materially from those matters expressed in or implied by such forward-looking statements are set forth under “Risk Factors” in the Company’s Form 10-K for the fiscal year ended December 31, 2010. The Company does not undertake, and hereby disclaims, any duty to update these forward-looking statements, although its situation and circumstances may change in the future.
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